EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-179769) pertaining to the Amended and Restated 2004 Stock Incentive Plan of Differential Brands Group Inc. (f/k/a Joe’s Jeans Inc.) (the “Company”) of our report dated March 30, 2016 with respect to the consolidated financial statements of RG Parent LLC and Subsidiaries included in this Amendment No. 1 to the Company’s Current Report on Form 8-K/A filed on March 30, 2016.

/s/CITRIN COOPERMAN & COMPANY, LLP

New York, New York

March 30, 2016